Ames True Temper Reports Fourth Quarter Results

CAMP HILL, Pennsylvania, December 21, 2007 – ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company’s fiscal fourth quarter ended September 29, 2007.

Fourth Quarter Results (13-week period ended September 29, 2007)

Net sales for the thirteen-week period ended September 29, 2007 were $84.9 million, a 13.1 percent decrease from $97.6 million for the thirteen-week period ended September 30, 2006. Net loss for the fourth quarter of fiscal 2007 was $9.7 million, compared to a net loss of $10.1 million for the fourth quarter of fiscal 2006. Adjusted EBITDA (which is reconciled to net loss on the attached table) for the fourth quarter of fiscal 2007 was $2.5 million compared to adjusted EBITDA for the fourth quarter of fiscal 2006 of $9.1 million.

“The soft housing market in the U.S. has continued to affect retail demand and our net sales in our fourth quarter,” said Rich Dell, President and CEO. “We continue to monitor the housing market and its impact on our business. Our focused efforts around working capital management have allowed us to maintain our revolver balance below the planned level during this period of soft demand for our products.”

Year-to-Date Results (52-week period ended September 29, 2007)

Net sales for the fifty-two week period ended September 29, 2007 were $500.8 million, a 3.6 percent increase over $483.6 million for the fifty-two week period ended September 30, 2006. Net loss for the fifty-two weeks ended September 29, 2007 was $18.1 million, compared to a net loss of $4.6 million for the fifty-two weeks ended September 30, 2006. Adjusted EBITDA (which is reconciled to net loss on the attached table) for the fifty-two weeks ended September 29, 2007 was $46.7 million compared to adjusted EBITDA for the fifty-two weeks ended September 30, 2006 of $57.6 million.

Dell commented, “Adjusted EBITDA for the fifty-two weeks ended September 29, 2007 was lower than the prior year primarily due to lower levels of production that negatively impacted overhead absorption as we decreased inventory levels, increased new product development costs and soft housing market conditions which impacted net sales. We remain cautious about the economic factors for 2008 and we have adjusted both our overhead expenses and working capital accordingly.”

Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:

* The Company’s liquidity and capital resources;

* Increased concentration of its customers;

* Sales levels to existing and new customers;

* Availability of raw materials;

* Risks relating to foreign sourcing, foreign operations;

* General economic conditions, including downturns in housing markets;

* Changing consumer preferences;

* Seasonality and adverse weather conditions;

* Competitive pressures and trends;

* Product liability claims;

* New product and customer initiatives;

* Our ability to pay our debt or obtain alternative financing; and

* The Company’s ability to successfully consummate and integrate acquisitions.

The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933,

investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.

Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	September 29, 2007	September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$5,182	$5,638
Restricted cash	—	2,081
Trade receivables, net	56,306	67,099
Inventories	115,063	141,239
Deferred income taxes	752	8,521
Other current assets	5,509	6,673
Total current assets	182,812	231,251
Property, plant and equipment, net	66,055	72,680
Intangibles, net	73,324	78,450
Goodwill	59,320	58,359
Other noncurrent assets	11,274	15,720
Total assets	$392,785	$456,460
Liabilities and stockholders’ deficit
Current liabilities:
Trade accounts payable	$35,341	$39,773
Accrued interest payable	6,254	7,325
Accrued expenses and other current liabilities	23,432	30,625
Revolving loan	42,498	66,608
Current portion of long-term debt	612	715
Total current liabilities	108,137	145,046
Deferred income taxes	20,477	26,325
Long-term debt	300,578	301,077
Accrued retirement benefits	10,943	7,812
Other liabilities	6,638	6,927
Total liabilities	446,773	487,187
Commitments and contingencies
Stockholders’ deficit:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Retained deficit	(155,707)	(137,597)
Accumulated other comprehensive income	4,758	9,909
Total stockholders’ deficit	(53,988)	(30,727)
Total liabilities and stockholders’ deficit	$392,785	$456,460

ATT Holding Co.

Condensed Consolidated Statements of Income

(In Thousands)

(Unaudited)

	Thirteen weeks ended September 29, 2007		Thirteen weeks ended September 30, 2006
Net sales	$84,901	100.0%	$97,649	100.0%
Cost of goods sold	66,545	78.4%	70,002	71.7%
Gross profit	18,356	21.6%	27,647	28.3%
Selling, general, and administrative expenses	20,317	23.9%	23,029	23.6%
Loss on disposal of fixed assets	87	0.1%	123	0.1%
Amortization of intangible assets	376	0.4%	489	0.5%
Impairment charges	4,465	5.3%	6,377	6.5%
Operating loss	(6,889)	-8.1%	(2,371)	-2.4%
Interest expense	8,734	10.3%	9,089	9.3%
Other (income) expense (a)	(5,160)	-6.1%	79	0.1%
Loss before income taxes	(10,463)	-12.3%	(11,539)	-11.8%
Income tax expense (benefit)	(761)	-0.9%	(1,438)	-1.5%
Net loss	$(9,702)	-11.4%	$(10,101)	-10.3%

(a) Other income for the period ended September 29, 2007 includes $5,445 of unrealized foreign exchange gain related to a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

ATT Holding Co.

Condensed Consolidated Statements of Income

(In Thousands)

(Unaudited)

	Fifty-two weeks ended September 29, 2007		Fifty-two weeks ended September 30, 2006
Net sales	$500,767	100.0%	$483,601	100.0%
Cost of goods sold	379,351	75.8%	355,617	73.5%
Gross profit	121,416	24.2%	127,984	26.5%
Selling, general, and administrative expenses	95,863	19.1%	96,593	20.0%
Loss (gain) on disposal of fixed assets	1,299	0.3%	(370)	-0.1%
Amortization of intangible assets	1,496	0.3%	1,836	0.4%
Impairment charges	4,465	0.9%	6,377	1.3%
Operating income	18,293	3.7%	23,548	4.9%
Interest expense	36,145	7.2%	33,781	7.0%
Other income (a)	(5,542)	-1.1%	(5,656)	-1.2%
Loss before income taxes	(12,310)	-2.5%	(4,577)	-0.9%
Income tax expense	5,800	1.2%	—	0.0%
Net loss	$(18,110)	-3.6%	$(4,577)	-0.9%

(a) Other income for the period ended September 29, 2007 includes $5,445 of unrealized foreign exchange gain related to a U.S. dollar denominated intercompany note issued by a Canadian subsidiary. Other income for the period ended September 30, 2006 includes a gain of $5,587 related to the settlement of a legal proceeding.

ATT Holding Co.

Reconciliation of Net Income to Adjusted EBITDA

(In Thousands)

(Unaudited)

	Thirteen weeks ended September 29, 2007	Thirteen weeks ended September 30, 2006
Net loss	$(9,702)	$(10,101)
Depreciation of property, plant and equipment	3,954	3,489
Amortization of intangible assets	376	489
Interest expense	8,734	9,089
Income tax expense (benefit)	(761)	(1,438)
EBITDA (a)	2,601	1,528
Adjustments to EBITDA
Cost savings initiatives (b)	11	(365)
ERP expenses (c)	—	12
Equity sponsor fees and other expenses (e)	766	1,324
One-time costs related to acquisitions (f)	—	7
Impairment charges (g)	4,469	6,377
Other (income) expense (h)	(5,436)	79
Loss on disposal of fixed assets (i)	87	123
Adjusted EBITDA (a)	$2,498	$9,085

(a) “EBITDA” is calculated as net income (loss) plus income tax expense (benefit), interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d) Not used.

(e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan, non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis and other non-cash charges.

(f) Represents expenses associated with acquisitions, primarily for employee retention.

(g) Consists primarily of charges related to the impairment of tradenames. The impairment of tradenames was the result of the Company’s annual impairment tests under SFAS No. 142, Goodwill and Other Intangible Assets, for the respective period.

(h) Represents non-operating revenue and expense. For the year ended September 29, 2007, other income consists primarily of an unrealized foreign currency gain on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

(i) Consists of losses on the dispostion of property, plant and equipment.

ATT Holding Co.

Reconciliation of Net Income to Adjusted EBITDA

(In Thousands)

(Unaudited)

	Fifty-two weeks ended September 29, 2007	Fifty-two weeks ended September 30, 2006
Net loss	$(18,110)	$(4,577)
Depreciation of property, plant and equipment	16,129	12,143
Amortization of intangible assets	1,496	1,836
Interest expense	36,145	33,781
Income tax expense	5,800	—
EBITDA (a)	41,460	43,183
Adjustments to EBITDA
Cost savings initiatives (b)	1,140	2,066
ERP expenses (c)	26	188
One-time costs for new long handle tool distribution (d)	500	6,000
Equity sponsor fees and other expenses (e)	3,222	3,778
One-time costs related to acquisitions (f)	—	2,013
Impairment charges (g)	4,465	6,377
Other income (h)	(5,436)	(5,656)
Loss (gain) on disposal of fixed assets (i)	1,299	(370)
Adjusted EBITDA (a)	$46,676	$57,579

(a) “EBITDA” is calculated as net income (loss) plus income tax expense (benefit), interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d) Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan, non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis and other non-cash charges.

(f) Represents expenses associated with acquisitions, primarily for employee retention.

(g) Consists primarily of charges related to the impairment of tradenames. The impairment of tradenames was the result of the Company’s annual impairment tests under SFAS No. 142, Goodwill and Other Intangible Assets, for the respective period.

(h) Represents non-operating revenue and expense. For the year ended September 29, 2007, other income consists primarily of an unrealized foreign currency gain on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary. For the year ended September 30, 2006, other income includes a gain of $5,587 related to the settlement of a legal proceeding.

(i) Consists of losses (gains) on the dispostion of property, plant and equipment.